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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                DVD EXPRESS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                        DELAWARE                               95-4603442
        (State of Incorporation or Organization)              (IRS Employer
                                                           Identification No.)

    7083 HOLLYWOOD BOULEVARD, LOS ANGELES, CALIFORNIA             90028
        (Address of Principal Executive Offices)               (ZIP Code)




If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange
Act and is effective pursuant to General Instruction
A.(c), please check the following box. [ ]


If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_X_]


SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS
FORM RELATES:           333-76121        .
              ------------------------------
                     (if applicable)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                  Title of Each Class           Name of Each Exchange on Which
                  to be so Registered           Each Class is to be Registered
                  -------------------           ------------------------------





SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

     Common Stock, par value $.0001 per share         Nasdaq National Market




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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     For a description of the Common Stock being registered, reference is made to the section entitled "Description of Capital Stock" included in the Prospectus (the "Prospectus") contained in the Registrant's Registration Statement on Form S-1, File No. 333-76121, filed with the Securities and Exchange Commission on April 12, 1999, as amended (the "Registration Statement"). A copy of pages 50 and 51 of the Prospectus are attached as
Exhibit 3 to this filing pursuant to Rule 12b-23 under the Securities Exchange Act of 1934, as amended.

ITEM 2.EXHIBITS.

The following exhibits are filed as a part of this Registration Statement

1. Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.3 to the Registration Statement).

2. By-Laws of the Registrant (Incorporated by reference to Exhibit 3.4 to the Registration Statement).

3.      Pages 50 and 51 of the Prospectus.










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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       DVD EXPRESS, INC.




Dated:  June 15, 1999                      /s/ Michael J. Dubelko
                                       ---------------------------------------
                                         Michael J. Dubelko
                                         Chairman, Chief Executive Officer and
                                         President










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